Exhibit 23.2

December 1, 2009

Mr. Richard M. Grubel

Senior Vice President

The PBS&J Corporation

5300 West Cypress Street, Suite 200

Tampa, FL 33607

Consent of Independent Appraisal Firm

We hereby consent to the reference to Willamette Management Associates and to the incorporation of information contained in our Valuation Reports dated January 12, 2009 and June 19, 2009 in the Annual Report on Form 10-K of The PBSJ Corporation for the year ended September 30, 2009, to which this consent is an exhibit.

Sincerely,

Malcolm R. Hartman

Principal